Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         This  AGREEMENT  is made  effective  as of May 1,  2000,  by and  among
Monterey Bay Bank (the "Association"), a federally chartered savings institution, with its principal administrative office at 567 Auto Center Drive, Watsonville, California, Monterey Bay Bancorp, Inc., a corporation organized under the laws of the State of Delaware, and is the holding company for the Association (the "Holding Company"), and C. Edward Holden ("Executive").

         WHEREAS,  the  Association  wishes to obtain the services of Executive;
and

         WHEREAS, Executive is willing to serve in the employ of the Association on a full-time basis;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. EMPLOYMENT PERIOD

         The Association agrees to employ the Executive, and the Executive agrees to accept employment by the Association, in accordance with the terms and provisions of this Agreement, for the period commencing on the date first above written (the "Effective Date") and continuing for a period of twenty-four (24) full calendar months, ending on the second anniversary of the Effective Date (the "Employment Period"). The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement. Commencing on the first anniversary date of the Agreement, and continuing on each anniversary thereafter, the disinterested members of the board of directors of the Association ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be two (2) years unless the Executive or Board elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Section 8 and Section 9 of this Agreement. If the Agreement is extended pursuant to this
Section 1, the "Employment Period" definition herein shall include the period of extension.

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2. POSITION AND RESPONSIBILITIES.

         (a) During the Employment Period, Executive agrees to serve as Chief Executive Officer of the Association. Executive shall render administrative and management services to the Association such as are customarily performed by persons situated in a similar executive capacity. During the Employment Period, Executive also shall serve as Chief Executive Officer of the Holding Company. The Executive shall also be considered for the position of Vice Chairman of the Board, subject to final Board nomination and approval.

         (b) During the Employment Period, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Association and shall not during the term of this Agreement engage in any other business activities, duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors which consent shall not be unreasonably withheld. However, the expenditure of reasonable amounts of time, for which Employee shall not be compensated by Employer, for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of Employee under this Agreement.

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3. COMPENSATION AND REIMBURSEMENT.

         (a) During the Employment Period, the Executive shall receive a base salary, which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than $225,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any employee benefit plan maintained by the Association. During the Employment Period, Executive's Base Salary shall be reviewed annually. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Association shall also provide Executive, with an Incentive Stock Option Award in the total amount of 55,000 shares subject to and governed by the terms of the 1995 Employee Stock Option Plan with related amendments and subject to shareholder approval; participation in the Officer Incentive Program (an Executive Bonus Plan); and Relocation Benefits not to exceed $20,000; and all such other benefits as are provided uniformly to regular full-time employees of the Association.

         (b) In addition to the Base Salary provided for by Section 3(a), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Association or the Holding Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association or the Holding Company in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by Section 3(a) and other compensation provided for by Section 3(b), the Association shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement. Executive shall submit monthly to the Association a request for reimbursement together with supporting documentation and, if applicable, receipts.

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4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) If the Association or the Holding Company terminates, actually or constructively, the Executive's employment during the Employment Period for any reason other than a termination governed by Section 5(a) hereof, or termination for Cause, as defined in Section 7 hereof, the Association shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, in a lump sum amount equal to the sum of (i) Executive's Base Salary at the date of termination for a period of one year, or an amount equal to the Executive's Pro-rata Base Salary for the remainder of the Agreement (whichever is greater) and (ii) an amount equal to the cost of providing medical and dental coverage through COBRA continuation coverage, similar to the coverage in effect at the time of Executive's termination, for a period of one year. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment. Constructive termination under this section will be deemed to occur if the Executive is forced to resign his employment due to intolerable conditions as defined by California law or following any demotion or loss of title or office (not including any Board office); loss of significant authority and responsibility; material reduction in annual compensation or benefits; or relocation of his principal place of employment by more than 50 miles from its location.

         (b) In the event the Association is not in compliance with its minimum capital requirements or if such payments pursuant to Section 4(a) would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments or parts thereof, shall be deferred until such time as the Association or successor thereto is in capital compliance.

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5. CHANGE IN CONTROL.

         (a) For purposes of this Agreement, a "Change in Control" of the Association or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item I of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Association or the Holding Company representing 25% or more of the Association's or the Holding Company's outstanding voting securities or the right to acquire such securities except for any voting securities of the Association purchased by the Holding Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Association or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Holding Company or similar transaction occurs in which the Association or Holding Company is not the resulting entity, provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods.

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         (b) If a Change in Control  has  occurred  or the Board has  determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in Section 5(c) and Section 5(d) upon his subsequent termination of employment at any time during the Employment Period due to: (1) Executive's dismissal; or (2) Executive's voluntary resignation following ninety
(90) days following the Change in Control; or (3) following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits, or relocation of his principal place of employment by more than 50 miles from its location at any time during the Employment Period (or any portion thereof remaining) following the Change in Control. Should a Change of Control occur during the term of this Agreement, the acquiring entity shall promptly advise Executive whether it intends to retain the Executive's services for at least a ninety-one (91) day period following the Change of Control. Should the Executive's services be so required, the period of Employment as defined by this Agreement shall automatically be continued during that at least ninety-one (91) day retention period, even if it would otherwise have expired by its terms during the retention period.

         (c) Upon Executive's entitlement to benefits pursuant to Section 5(b), the Association shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of 1) the payments due for the remaining term of the Agreement; or 2) three (3) times Executive's average annual compensation for the three most recent taxable years that Executive has been employed by the Association or such lesser number of years in the event that Executive shall have been employed by the Association for less than three years. Such average annual compensation shall include any commissions, bonuses, contributions on Executive's behalf to any pension and/or profit sharing plan, severance payments, retirement payments, director or committee fees and fringe benefits paid or to be paid to the Executive in any such year, any director or committee fees paid or to be paid in any such year; provided however that any payment under this provision shall not exceed three (3) times the Executive's average annual compensation. In the event the Association is not in compliance with its minimum capital requirements or if such payments would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments or part thereof shall be deferred until such time as the Association or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum as of the Executive's date of termination. In the event that no election is made, payment to the Executive will be made in approximately equal installments on a monthly basis over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination.

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         (d) Upon the  Executive's  entitlement to benefits  pursuant to Section
5(b), the Association will cause to be continued life, medical and disability coverage similar to the coverage maintained by the Association for Executive prior to his severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Association employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of twenty-four (24) full calendar months following the date of termination.

6. CHANGE OF CONTROL RELATED PROVISIONS

         Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

7. TERMINATION FOR CAUSE.

a) For purposes of this Agreement, the term "Cause" shall mean (i) fraud or misappropriation with respect to the business or assets of the Association or the Holding Company; (ii) gross negligence or willful misconduct by Executive in the performance of his duties; (iii) any habitual or repeated neglect of his duties by Executive which Executive fails to cure upon ten (10) days written notice; (iv) a material breach of this Agreement by Executive; (v) the death of Executive or incapacity exceeding six (6) months; (vi) violation of any law, rule or regulation (excluding Vehicle Code convictions, or marijuana convictions more than two years old) or final cease-and-desist order; (vii) the use of drugs or alcohol that interferes with the Executive's performance of his job duties; or (viii) any breach of fiduciary duty involving personal profit; (ix) any unlawful conduct by Executive injurious to the interest, property, operations, business or reputation of the Association

b) Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any unvested stock options and related limited rights granted to Executive under any stock option plan or unvested awards granted to Executive under any stock benefit plan of the Association, the Holding Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

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8. VOLUNTARY RESIGNATION

         Nothing in this Agreement shall prevent or limit Executive's right to voluntarily resign provided that Executive give not less than thirty (30) days prior written notice of termination to Employer. If Executive determines to voluntarily resign (i) other than in conjunction with a Change In Control as defined and described in Section 5 hereto, or (ii) other than in conjunction with an actual or constructive termination as defined and described in Section 4 hereto, Executive shall be entitled to no additional compensation beyond that generally available to all or substantially all of the full-time employees of the Association at that time, and Executive shall only be entitled to that compensation and benefits earned and vested at the date of such voluntary resignation. In conjunction with such a voluntary resignation, Executive shall have no obligation or requirement to return any compensation or benefits earned or vested through the date of such voluntary resignation to the Association.

9. NOTICE.

         A termination for cause by the Association or the Holding Company of the Executive's employment shall be effective upon receipt of a written notice communicated to the executive. A termination other than for cause shall be effective thirty (30) days after receipt of a written notice communicated to the Executive.

10. POST-TERMINATION OBLIGATIONS.

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 10 for one (1) full year after the earlier of expiration of this Agreement or termination of Executive's employment.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

         (c) All written or printed materials, notebooks and records used by Employee in performing duties for Employer, other than Employee's personal notes and diaries, are and shall remain the sole property of Employer. Upon termination of employment, Employee shall promptly return all such material (including all copies) to Employer.

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11. NON-DISCLOSURE, NO-SOLICIATION AND UNFAIR COMPETITION.

         (a) Executive agrees and acknowledges that during the performance of his duties with the Association, he will receive and have access to confidential, proprietary and/or trade secret information concerning the business activities and plans for business activities of the Association and affiliates thereof. Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the Employment period, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not exclusively derived from the business plans and activities of the Association. Further, Executive may disclose information regarding the business activities of the Association to the OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request.

         (b) Executive further agrees and acknowledges that the Association and its affiliates have invested substantial time, effort and expense in compiling its confidential, trade secret information and in assembling its present staff of personnel, and have an interest in preventing any unfair use of information which the Executive has obtained solely through his employment with the Association. In order to protect the confidentiality of the Association's proprietary confidential information, Executive agrees that during his employment and for one year thereafter, he shall not do the following: (1) approach, solicit or accept business from, or otherwise do business or communicate in any way with any customer of the association, utilizing information which the Executive has obtained solely through his employment with the Association, for the purpose of engaging in or assisting others in engaging in Competition (as defined herein) with the Association; (2) approach, counsel or attempt to induce any person who is then in the employ of the Association to leave the employ of the Association, or employ or attempt to employ any such person or any person who at any time during the preceding twelve (12) months or during the term of this Agreement was in the employ of the Association, unless such person has initially and voluntarily approached Executive or Executive's new employing entity of his or her own accord; or (3) aid, assist or counsel any other person, firm or counsel any other person, firm or corporation to do any of the above. For the purpose of this Agreement, a person or business is in Competition with the business of the Association if the business involves the solicitation for, sale or distribution of financial products and services anywhere within the Association's primary service area. The provisions of this paragraph do not apply in a situation of a Change of Control.

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         (c) Executive agrees that in addition to any and all remedies available at law or equity (including money damages), the Association may seek injunctive relief and/or a decree for specific performance to prevent any breach or threatened breach by the Executive or any other person acting for, along with or under the direction of the Executive of this Section 11, where such breach or threatened breach will result in irreparable and continuing damage to the Association for which there will be no adequate remedy at law. The Association shall be entitled to seek such equitable relief in any forum, including a court of law, notwithstanding the provision of Section 20 and the arbitration provision referenced therein. The Association may pursue any of the remedies described herein concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

12. SOURCE OF PAYMENTS.

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Holding Company.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Association or any predecessor of the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns.

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15. MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. REQUIRED PROVISIONS.

         (a) The Association may terminate Executive's employment at any time, but any termination by the Association, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1); the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1) all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

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         (e) All  obligations  of the  Association  under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director of the OTS (or his designee) or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any  payments  made to  Executive  pursuant to this  Agreement,  or
otherwise,   are   subject  to  and   conditioned   upon   compliance   with  12
U.S.C.ss.1828(k) and 12 C.F.R.ss.545.121 and any rules and regulations promulgated thereunder.

17. SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18. HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19. GOVERNING LAW.

         The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, but only to the extent not superseded by federal law.

20. ARBITRATION.

         In  the  event  there  is  any  dispute   arising  out  of  Executive's
employment, the termination of that employment, or arising out of this Agreement, the Executive and Association agree to submit such dispute to binding arbitration in accordance with the terms of the Alternative Dispute Resolution Agreement set forth in Appendix A to this Agreement and incorporated herein.

21. PAYMENT OF COSTS AND LEGAL FEES.

         All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

22. INDEMNIFICATION.

         (a) The Association shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy as approved by the Board of Directors, at its expense, and to the extent not otherwise provided through such insurance policy, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

         (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 C.F.R.ss.545.121 and any rules or regulations promulgated thereunder.

23. SUCCESSOR TO THE ASSOCIATION.

         The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

         IN WITNESS WHEREOF, Monterey Bay Bank and Monterey Bay Bancorp, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the 1st day of May, 2000.

ATTEST:                                        MONTEREY BAY BANK


/s/ Margaret Green                             By:      /s/ Eugene Friend
------------------                                      -----------------
Margaret Green                                          Eugene Friend
Secretary                                               Chairman of the Board


[SEAL]


ATTEST:                                        MONTEREY BAY BANCORP, INC.
                                               (Guarantor)


/s/ Margaret Green                             By:      /s/ Eugene Friend
------------------                                      -----------------
Margaret Green                                          Eugene Friend
Secretary                                               Chairman of the Board


[SEAL]


WITNESS:

/s/ Cindy Girard                               /s/ C. Edward Holden
----------------                               --------------------
Cindy Girard                                   C. Edward Holden
                                               Chief Executive Officer

                                   APPENDIX A

                         ALTERNATIVE DISPUTE RESOLUTION

I.       Agreement To Arbitrate

         In the event that any employment dispute arises between Monterey Bay Bank ("Association") and C. Edward Holden ("Executive"), the parties involved will make all efforts to resolve any such dispute through informal means. If these informal attempts at resolution fail and if the dispute arises out of or is related to a breach of the parties' Employment Agreement, the termination of employment or alleged unlawful discrimination, Association and Executive will submit the dispute to final and binding arbitration.

         By accepting employment with the Association, Executive agrees that arbitration is the exclusive remedy for all such arbitrable disputes; with respect to such disputes, no other action may be brought in court or any other forum (except actions to compel arbitration hereunder). THIS ADR AGREEMENT IS A WAIVER OF THE PARTIES' RIGHTS TO A CIVIL COURT ACTION FOR A DISPUTE RELATING TO TERMINATION OF EMPLOYMENT OR ALLEGED UNLAWFUL DISCRIMINATION, WHICH INCLUDES RETALIATION OR SEXUAL OR OTHER UNLAWFUL HARASSMENT; ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

         Employment disputes arising out of or related to termination of employment or alleged unlawful discrimination, including retaliation, sexual or other unlawful harassment, shall include, but not be limited to, the following: alleged violations of federal, state and/or local constitutions, statutes or regulations; claims based on any purported breach of contractual obligation, including breach of the covenant of good faith and fair dealing; and claims based on any purported breach of duty arising in tort, including violations of public policy. Disputes related to workers' compensation and unemployment insurance are not arbitrable hereunder. Claims for benefits covered by a separate benefit plan that provides for arbitration are not covered by this ADR Agreement. Claims that are filed with or are being processed by the U.S. Equal Employment Opportunity Commission ("EEOC"), or that are brought under Title VII of the Civil Rights Act of 1964, as amended, are not arbitrable under this Agreement, except that the parties may agree in writing to do so with respect to each such dispute that may arise.

II.      Arbitration PROCEDURES

         (a) Attempt At Informal Resolution Of Disputes

         Prior to submission of any dispute to arbitration, Association and Executive shall attempt to resolve the dispute informally through mediation. Association and Executive will select a mediator from a list provided by the State Mediation and Conciliation Service or other similar agency who will assist the parties in attempting to reach a settlement of the dispute. The mediator may make settlement suggestions to the parties but shall not have the power to impose a settlement upon them. If the dispute is resolved in mediation, the matter shall be deemed closed. If the dispute is not resolved in mediation and goes to the next step (binding arbitration), any proposals or compromises suggested by either of the parties or the mediator shall not be referred to or have any bearing on the arbitration procedure. The mediator cannot also serve as the arbitrator in the subsequent proceeding unless all parties expressly agree in writing.

         (b) Request for Arbitration

         Should Association or Executive wish to pursue arbitration of any arbitrable dispute, Association, Executive or its/his representative must submit a written "Request For Arbitration" to the other party with
         (1) year of the alleged conduct giving rise to the dispute. If the "Request For Arbitration" is not submitted in accordance with the aforementioned time limitations, the party will not be able to bring its/his claims to this or any other forum. Unless otherwise required by law, the "Request For Arbitration" shall clearly state it is "Request For Arbitration" at the beginning of the first page and includes the following information: (1) a factual description of the dispute in sufficient detail to advise the other party of the nature of the dispute, (2) the date when the dispute first arose, and (3) the relief requested by requesting party.

         A Request for Arbitration must be mailed to the other party's last known address or hand-delivered to that party. The party to whom the Request for Arbitration is directed will respond within thirty (30) days so that the parties can begin the process of selecting an Arbitrator. Such response may include any counterclaims.

         (c) Selection Of The Arbitrator

         All disputes will be resolved by a single Arbitrator, selected through and under the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" as amended and effective June 1, 1997.

         (d) The Arbitrator's Authority

         The Arbitrator shall have the powers enumerated below:

         1.       Ruling  on  motions   regarding   discovery,   and  ruling  on
                  procedural   and   evidentiary   issues   arising  during  the
                  arbitration.

         2. Ruling on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure.

         3. Issuing protective orders on the motion of any party or third party witness, such protective orders may include, but are not limited to, sealing the record of the arbitration, in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award), to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.

         4. Determining only the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request For Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated.

         (e) Discovery

         The discovery process shall proceed and be governed, consistent with the standards of the Federal Rules of Civil Procedure, as follows:

         1. Unless otherwise required by law, parties may obtain discovery by any of the following methods:

                  a.       Depositions   of  non-expert   witnesses   upon  oral
                           examination, five (5) per side as of right, with more permitted if leave is obtained from the Arbitrator;

                  b. Written interrogatories, up to a maximum combined total of twenty (20), with the responding party having twenty (20) days to respond;

                  c. Request for production of documents or things or permission to enter upon land or other property for inspection, with the responding party having twenty
                           (20) days to produce the documents and allow entry or to file objections to the request;

                  d. Physical and mental examination, in accordance with Federal Rule of Civil Procedure 35(a); and

                  e. Any motion to compel production, answers to interrogatories or entry onto land or property must be made to the Arbitrator within fifteen (15) days of receipt of objections.

         2. To the extent permitted by the Federal Arbitration Act or applicable California law, each party shall have the right to subpoena witnesses and documents during discovery and for the arbitration.

         3.       All discovery  requests  shall be submitted no less than sixty
                  (60) days before the hearing date.

         4. The scope of discoverable evidence shall be in accordance with Federal Rule of Civil Procedure 26(b)(1).

         5.       The   Arbitrator   shall  have  the  power  to   enforce   the
                  aforementioned discovery rights and obligations by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can or may be imposed in like circumstances in a civil action by a federal court under the Federal Rules of Civil Procedure.

         (f) Hearing Procedure

         The hearing shall proceed according to the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" as amended and effective June 1, 1997, with the following amendments:

                  1. The Arbitrator shall rule at the outset of the arbitration on procedural issues that bear on whether the arbitration is allowed to proceed.

                  2. Each party has the burden of proving each element of its claims or counterclaims, and each party has the burden of proving any of its affirmative defenses.

                  3. In addition to, or in lieu of closing argument, either party shall have the right to present a post-hearing brief, and the due date for exchanging any post-hearing briefs shall be mutually agreed on by the parties and the Arbitrator.

         (g) Substantive Law

                  1. The parties agree that they will be afforded the identical legal equitable, and statutory remedies as would be afforded them were they to bring an action in a court of competent jurisdiction.

                  2. The applicable substantive law shall be the law of the State of California or federal law. If both federal and state law are applicable to a cause of action, Executive shall have the right to elect his choice of law. Choice of substantive law in no way affects the procedural aspects of the arbitration, which are exclusively governed by the provisions of this ADR Agreement.

         (h) Opinion And Award

         The Arbitrator shall issue a written opinion and award, in conformance with the following requirements:

                  1. The opinion and award must be signed and dated by the Arbitrator.

                  2. The Arbitrator's opinion and award shall decide all issues submitted.

                  3. The Arbitrator's opinion and award shall set forth the legal principles supporting each part of the opinion.

                  4. The Arbitrator shall have the same authority to award remedies, damages and costs as provided to a judge and/or jury under parallel circumstances.

         (i) Enforcement Of Arbitrator's Award

         Following the issuance of the Arbitrator's decision, any party may petition a court to confirm, enforce, correct or vacate the Arbitrator's opinion and award under the Federal Arbitration Act, and/or applicable California law.

         (j) Fees And Costs

         Unless otherwise required by law, fees and costs shall be allocated in the following manner:

                  1.       Each  party   shall  be   responsible   for  its  own
                           attorneys' fees, except as otherwise provided by law.

                  2. The Association shall pay the entire cost of the arbitrator's services, the facility in which the arbitration is to be held, and any similar costs, except that Executive shall contribute toward these costs an amount equal to the then-current filing fee in California Superior Court charged for filing a complaint or for first appearing, whichever is lower.

                  3. The Association shall pay the entire cost of a court reporter to transcribe the arbitration proceedings. Each party shall advance the cost for said party's transcript of the proceedings. Each party shall advance its own costs for witness fees, service and subpoena charges, copying, or other incidental costs that each party would bear during the course of a civil lawsuit.

                  4.       Each  party  shall  be  responsible   for  its  costs
                           associated with discovery, except as required by law or court order.

III.     Severability

         In the event that any provision of this ADR Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, such term or provision shall be enforced to the extent permissible under the law and all remaining terms and provisions of this ADR Agreement shall continue in full force and effect.

DATED:  May 1, 2000                                  /s/ C. Edward Holden
                                                     --------------------
                                                     C. Edward Holden

                                                     MONTEREY BAY BANK

DATED:  May 1, 2000                         By:      /s/ Eugene Friend
                                                     -----------------
                                                     Eugene Friend
                                                     Chairman of the Board

                                                     MONTEREY BAY BANCORP, INC.
                                                     (Guarantor)

DATED:  May 1, 2000                         By:      /s/ Eugene Friend
                                                     -----------------
                                                     Eugene Friend
                                                     Chairman of the Board